Exhibit 10(b)

Amended and Restated

TCF Financial Incentive Stock Program

(As amended and restated effective January 1, 2011)

1.                                       Purpose; Program Renewal.

The purpose of the TCF Financial Incentive Stock Program (the “Program”) is to attract and retain outstanding individuals as officers and other employees of TCF Financial Corporation (the “Company”) and its subsidiaries, and to furnish incentives to such persons by providing such persons opportunities to acquire common shares of the Company, par value $.01 per share (the “Common Shares”), or monetary payments based on the value of such shares or the financial performance of the Company, or both, on advantageous terms as herein provided (the “Benefits”).

This Program is a renewal of the TCF Financial 1995 Incentive Stock Program (the “Prior Program”).

2.                                       Administration.

The Program will be administered by a committee (the “Committee”) of at least two persons which shall be either the Compensation Committee of the Board of Directors of the Company or such other committee comprised entirely of “disinterested persons” as defined in Rule 16b-3 of the Securities and Exchange Commission and “independent directors” as defined under the rules of the New York Stock Exchange as the Board of Directors may from time to time designate.  In addition, if necessary for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), membership on the Committee shall be limited to individuals who qualify as “outside directors” under that Section.  The Committee shall interpret the Program, prescribe, amend and rescind rules and regulations relating thereto, and make all other determinations necessary or advisable for the administration of the Program.  A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members.  Any determination of the Committee under the Program may be made without notice of meeting of the Committee by a writing signed by a majority of the Committee members.

3.                                       Participants.

Participants in the Program will consist of such officers and other employees of the Company and its subsidiaries as the Committee in its sole discretion may designate from time to time to receive Benefits hereunder.  The Committee’s designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year.  The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits, including without limitation (i) the financial condition of the Company; (ii) anticipated profits for the current or future years; (iii) contributions of participants to the profitability and development of the Company; and (iv) other compensation provided to participants.

4.                                       Types of Benefits.

Benefits under the Program may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-qualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock Awards; and (e) Performance Units or Performance Stock, all as described below and pursuant to the Plans set forth in paragraphs 6-10 hereof.  Notwithstanding the foregoing, the Committee may not award more than 400,000 shares [800,000 shares after giving effect to a two-for-one stock split on September 3, 2004 (the “Company 2004 Stock Split”)] in the aggregate in the form of Incentive Stock Options, Non-qualified Stock Options and Stock Appreciation Rights combined in any one calendar year to any individual participant, and the Committee may not award more than 350,000 shares [700,000 shares after giving effect to the Company 2004 Stock Split] of Performance Stock in any one calendar year to any individual participant.  The Committee may not award monetary value of Performance Units greater than two percent (2%) of the Corporation’s net income (as defined below) to the Chief Executive Officer in any one calendar year, or one percent (1%) of the Corporation’s net income (as defined below) in any one calendar year to any other individual participant, in each case reduced by the monetary value of any cash awards under the TCF Performance-Based Compensation Policy.  Any Benefits awarded under the Program shall be evidenced by a written agreement (an “Award Agreement”) containing such terms and conditions as the Committee may determine, including but not limited to vesting of Benefits.

5.                                       Shares Reserved Under the Program.

There is hereby reserved for issuance under the Program, subject to subsequent adjustments under paragraph 17, 6,917,478 shares.  If there is a lapse, expiration, termination or cancellation of any Benefit granted hereunder or under the Prior Program without the issuance of unrestricted Common Shares or payment of cash thereunder, the shares subject to or reserved for such Benefit may again be used for new options, rights or awards of any sort authorized under this Program.

6.                                       Incentive Stock Option Plan.

Incentive Stock Options will consist of options to purchase Common Shares at purchase prices not less than one hundred percent (100%) of the Fair Market Value (as defined in paragraph 16 below) of such Common Shares on the date of grant.  Incentive Stock Options will not be exercisable more than ten (10) years after the date of grant.  In the event of termination of employment for any reason other than retirement, disability or death, the right of the optionee to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the optionee’s last day of work for the Company and its subsidiaries.  If the optionee should die within three (3) months after termination of employment for any reason other than retirement or disability, the right of his or her successor-in-interest to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the date of such death.  In the event of termination of employment due to retirement or disability, or if the optionee should die while employed, the right of the optionee or his or her successor in interest to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or twelve (12) months after the date of such retirement, disability or death.  If the optionee should die within twelve

(12) months after termination of employment due to retirement or disability, the right of his or her successor-in-interest to exercise an Incentive Stock Option shall terminate upon the later of twelve (12) months after the date of such retirement or disability or three (3) months after the date of such death, but not later than the end of the original term of the option.  The aggregate fair market value (determined as of the time the Option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all option plans of the Company and its subsidiaries) shall not exceed $100,000.  An Incentive Stock Option granted to a participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), may be exercised only after six (6) months from its grant date (unless otherwise permitted under Rule 16b-3 of the Securities and Exchange Commission).

7.                                       Non-qualified Stock Option Plan.

Non-qualified Stock Options will consist of options to purchase Common Shares at purchase prices not less than eighty-five percent (85%) of the Fair Market Value of such Common Shares on the date of grant.  Non-qualified Stock Options will be exercisable over not more than ten (10) years after the date of grant.  Unless otherwise provided in the applicable Award Agreement, in the event of termination of employment for any reason other than retirement, disability or death, the right of the optionee to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the optionee’s last day of work for the Company and its subsidiaries.  Unless otherwise provided in the applicable Award Agreement, if the optionee should die within three (3) months after termination of employment for any reason other than retirement or disability, the right of his or her successor-in-interest to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the date of such death.  Unless otherwise provided in the applicable Award Agreement, in the event of termination of employment due to retirement or disability, or if the optionee should die while employed, the right of the optionee or his or her successor-in-interest to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or twelve (12) months after the date of such retirement, disability or death.  Unless otherwise provided in the applicable Award Agreement, if the optionee should die within twelve (12) months after termination of employment due to retirement or disability, the right of his or her successor-in-interest to exercise a Non-qualified Stock Option shall terminate upon the later of twelve (12) months after the date of such retirement or disability or three (3) months after the date of such death, but not later than the end of the original term of the option.  A Non-qualified Stock Option granted to a participant who is subject to Section 16 of the Securities Exchange Act may be exercised only after six (6) months from its grant date (unless otherwise permitted under Rule 16b-3 of the Securities and Exchange Commission).

8.                                       Stock Appreciation Rights Plan.

The Committee may, in its discretion, grant a Stock Appreciation Right to the holder of any Stock Option granted hereunder or under the Prior Stock Option Programs.  Such Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Program as the Committee shall impose from time to time, including the following:

(a)           A Stock Appreciation Right may be granted with respect to a Stock Option at the time of its grant or at any time thereafter.

(b)           Subject to paragraph 8(d) below, Stock Appreciation Rights will permit the holder to surrender any related Stock Option or portion thereof which is then exercisable and to elect to receive in exchange therefor cash in an amount equal to:

(i)            The excess of the Fair Market Value on the date of such election of one Common Share over the option price multiplied by

(ii)           The number of shares covered by such option or portion thereof which is so surrendered.

(c)           A Stock Appreciation Right granted to a participant who is subject to Section 16 of the Securities Exchange Act may be exercised only after six (6) months from its grant date (unless otherwise permitted under Rule 16b-3 of the Securities and Exchange Commission).

(d)           The Committee shall have the discretion to satisfy a participant’s right to receive the amount of cash determined under subparagraph (b) hereof, in whole or in part, by the delivery of Common Shares valued as of the date of the participant’s election.

(e)           In the event of the exercise of a Stock Appreciation Right, the number of shares reserved for issuance hereunder shall be reduced by the number of shares covered by the Stock Option or portion thereof surrendered.

9.                                       Restricted Stock Awards Plan.

Restricted Stock Awards will consist of Common Shares transferred to participants without other payment therefor as additional compensation for their services to the Company or one of its subsidiaries.  Restricted Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares upon termination of the participant’s employment within specified periods.  Subject to such other restrictions as are imposed by the Committee, the Common Shares covered by a Restricted Stock Award granted to a participant who is subject to Section 16 of the Securities Exchange Act may be sold or otherwise disposed of only after six (6) months from the grant date of the award (unless otherwise permitted under Rule 16b-3 of the Securities and Exchange Commission).

10.                                 Performance Units Plan

(I)                                    Performance Units shall consist of monetary units granted to participants which may be earned in whole or in part if the Company achieves certain goals established by the Committee over a designated period of time, but not in any event more than five (5) years. The goals established by the Committee may use any of the following business criteria: Net Income, Return on Average Assets (“ROA”), Business Unit ROA, Return on Average Equity (“ROE”), Return on Average Common Equity (“ROCE”), Business Unit ROE, Business Unit ROCE, Return on Tangible Equity (“ROTE”), Business Unit ROTE, Earnings Per Share (“EPS”) or Cash EPS, as defined below.  In the event the minimum corporate goal established by the Committee is not achieved at the conclusion of a period, no amount shall be paid to or vested in the participant.  In the event the maximum corporate goal is achieved, one hundred percent (100%) of the monetary value of the Performance Units shall be paid to or vested in the participants, unless the Committee in its discretion elects to reduce the amount of the payment.  Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement.  Payment of an award earned may be in cash or in Common Shares (valued as of the date on which certificates for such Common Shares are issued to the participant) or in a combination of both, and may be made when earned, or vested and deferred, as the Committee in its sole discretion determines.  Deferred awards shall earn interest on the terms and at a rate determined by the Committee.  The number of shares reserved for issuance hereunder shall be reduced by the largest whole number obtained by dividing the monetary value of the units at the commencement of the performance period by the Fair Market Value of a Common Share at such time, provided that such number of shares may again become available for issuance under this Program as is provided in paragraph 5 hereof.

(II)           Performance Stock awards are intended to qualify as performance-based compensation for purposes of Code section 162(m).  Performance Stock shall consist of common shares granted to participants which may be vested in whole or in part if the Company achieves certain goals established by the Committee over a designated period of time, but not in any event more than ten (10) years.  The goals established by the Committee may use any of the following business criteria: Net Income, Return on Average Assets (“ROA”), Business Unit ROA, Return on Average Equity (“ROE”), Return on Average Common Equity (“ROCE”), Business Unit ROE, Business Unit ROCE, Return on Tangible Equity (“ROTE”), Business Unit ROTE, Earnings Per Share (“EPS”) or Cash EPS, as defined below:

(a)       The term “Net Income” shall mean the Corporation’s or Business Unit’s after-tax net income for the applicable Performance Period as reported in the Corporation’s or Business Unit’s consolidated financial statements, adjusted to eliminate the effect of the following: (1) in the event a significant merger or acquisition is made effective during the Performance Period, the effect on operations attributable to such acquisition with respect to the portion of the Performance Period following the effective date of such merger or acquisition; (2) losses resulting from discontinued operations; (3) extraordinary gains or losses; (4) the cumulative effect of changes in generally accepted accounting principles (“GAAP”);  and (5) any other unusual, non-recurring gain or loss which is separately identified and quantified in the Corporation’s or Business Unit’s financial statements in accordance with GAAP (any reference herein to the Corporation’s financial statements shall be deemed to include any footnotes thereto as well as management’s discussion and analysis).  Notwithstanding the foregoing, in determining the Corporation’s Net Income for a Performance Period the Committee may from time to time in its discretion disregard any one or more, or all, of the foregoing adjustments (1) - (5) provided that the effect of doing so would be to reduce the amount of incentive payable to a Covered Executive Officer for such Performance Period.

(b)       The term “Performance Period” shall mean a calendar year, commencing January 1 and ending December 31 or such other period as designated by the Committee which is permissible under the Code and Regulations, including but not limited to calendar quarter(s) or multiple years.

(c)       The term “Return on Average Equity” shall mean the Net Income of the Corporation, less dividends on preferred stock held by an unaffiliated third party, divided by the Corporation’s Average Total Common Equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from ASC 320, formerly SFAS 115) for the Performance Period.

(d)      The term “Return on Average Common Equity” shall mean the Net Income available to common stockholders of the Corporation, divided by the Corporation’s Average Total Common Equity for the Performance Period.

(e)       The term “Return on Average Assets” shall mean the Net Income of the Corporation before income (loss) attributable to non-controlling interests, divided by the Corporation’s average total assets for the Performance Period.

(f)        The term “Business Unit ROA” means the Net Income before income (loss) attributable to non-controlling interests of a business unit or subsidiary managed by a Covered Executive Officer, divided by the business unit’s or subsidiary’s average total assets for the Performance Period.

(g)       The term “Business Unit ROE” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, less dividends on preferred stock held by an unaffiliated third party, divided by the business unit’s or subsidiary’s Average Total Common Equity.

(h)      The term “Business Unit ROCE” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, divided by the business unit’s or subsidiary’s Average Total Common Equity.

(i)        The term “Return on Tangible Equity” shall mean the Net Income available to common stockholders of the Corporation plus the after tax effects of amortization or other adjustments to intangible assets acquired in business combinations, divided by the Corporation’s Average Total Common Equity adjusted to reduce common equity by the average amount of intangible assets for the Performance Period.

(j)        The term “Business Unit Return on Tangible Equity” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, plus the after tax effects of amortization or other adjustments to intangible assets acquired in business combinations, divided by the business unit’s or subsidiary’s Average Total Common Equity adjusted to reduce common equity by the average amount of intangible assets for the Performance Period.

(k)       The term “Earnings Per Share” shall mean the Net Income available to common stockholders of the Corporation divided by the Corporation’s weighted average common and common equivalent shares outstanding, as determined for purposes of calculating the Corporation’s basic or diluted (whichever the Committee shall designate at the time it establishes the goal) earnings per share under GAAP (as adjusted to eliminate the effect of shares issued in mergers or acquisitions identified in Sections (a)(1) and (2) above where those Sections also resulted in adjustments to Net Income) for the Performance Period.

(l)        The term “Average Total Common Equity” shall mean the common equity of the Corporation or Business Unit, adjusted to eliminate the effect of mergers or acquisitions completed during the Performance Period where those mergers or acquisitions resulted in adjustments to Net Income under Sections (a)(1), (a)(2), or (a)(3) above.

(m)      The term “Cash Earnings per Share” shall mean Earnings per Share, as further adjusted to eliminate the after-tax impact of the amortization and other adjustments to goodwill and other intangible assets acquired in business combinations.

The Committee shall establish the goal(s) for each award of Performance Units or Performance Stock in writing on or before the last date permitted under Section 162(m) of the Code.  The Committee shall also select the employees to whom the Performance Stock shall be awarded, who shall all be “key employees” as determined by the Committee.  The Committee shall also establish in objective terms the method for computing the number of shares vested to the employee if the goal is achieved.

The maximum amount or value of an incentive compensation award for any Performance Period to the Chief Executive Officer shall not exceed two percent (2%) of the Corporation’s Net Income for the Performance Period, reduced by any cash performance-based award for the same Performance Period under the TCF Performance-Based Compensation Policy.  The maximum amount or value of an incentive compensation award for any Performance Period to any other Covered Executive Officer shall not exceed one percent (1%) of the Corporation’s Net Income for the Performance Period, reduced by any monetary performance unit award for the same Performance Period under the TCF Performance-Based Compensation Policy.

11.                                 Nontransferability.

Each Stock Option and Stock Appreciation Right granted under this Program shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant.  A participant’s interest in a Performance Unit shall not be transferable until payment or delivery of the award is made.  Notwithstanding the foregoing, the Committee may in its discretion award Non-qualified Stock Options which are transferable at the discretion of the participant to whom they are awarded.

12.                                 Other Provisions.

The award of any Benefit under the Program may also be subject to other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate including, without limitation, provisions for the purchase of Common Shares under Stock Options under the Program in installments, provisions for the payment of the purchase price of shares under Stock Options under the Program by delivery of other Common Shares of the Company which have been owned for at least six months having a then market value equal to the purchase price of such shares, restrictions on resale or other disposition, such provisions as may be appropriate to apply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Program.

The Committee may, in its discretion, permit payment of the purchase price of shares under Stock Options under the Program by delivery of a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price.  To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

The Committee may, in its discretion and subject to such rules as it may adopt, permit a participant to pay all or a portion of the federal, state and local taxes, including FICA withholding tax, arising in connection with the following transactions:  (a) the exercise of a Non-qualified Stock Option; (b) the lapse of restrictions on Common Shares received as a Restricted Stock Award; or (c) the receipt or exercise of any other Benefit; by paying cash for such amount or by electing (i) to have the Company withhold Common Shares, (ii) to tender back Common Shares received in connection with such Benefit or (iii) to deliver other previously acquired Common Shares of the Company, and, in each case, having a Fair Market Value approximately equal to the amount to be withheld.

13.                                 Term of Program and Amendment, Modification, Cancellation or Acceleration of Benefits.

No Benefit shall be granted more than ten (10) years after April 21, 2004, the date of the approval of this Program by the stockholders; provided, however, that the terms and conditions applicable to any Benefits granted prior to such date may at any time be amended, modified or canceled by mutual agreement between the Committee and the participant or such other persons as may then have an interest therein, so long as any amendment or modification does not increase the number of Common Shares issuable under this Program without stockholder approval for such increase; and provided further, that the Committee may, at any time and in its sole discretion, declare any or all Stock Options and Stock Appreciation Rights then outstanding under this Program or the Prior Program to be exercisable, any or all then outstanding Restricted Stock awards (but not Performance Stock awards) to be vested, and any or all then outstanding Performance Units to have been earned, whether or not such options, rights, awards or units are then otherwise exercisable, vested or earned, unless the Committee has provided otherwise in the Award Agreement evidencing the Benefit awarded in order for the Benefit to qualify for special treatment under Section 162(m) of the Code.

14.                                 No Further Awards Under Prior Program.

No options or other awards shall be granted under the Prior Program on or after the date of stockholder approval of this Program.

15.                                 Taxes.

The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares deliverable under this Program after giving the person entitled to receive such amount or shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. In no event shall the Company withhold any amount for the payment of tax in excess of the minimum statutory withholding rates for Federal and state tax purposes.

16.                                 Definitions.

Fair Market Value.  The term “Fair Market Value” of the Company’s Common Shares means as of any applicable date the average of the high and low sales prices for the Company’s Common Shares on such date, as reported on the New York Stock Exchange or, if no such prices shall have been so reported on such date, on the next preceding date upon which prices are so reported.

Subsidiary.  The term “subsidiary” for all purposes other than the Incentive Stock Option Plan described in paragraph 6, shall mean any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Company.  For Incentive Stock Option Plan purposes the term “subsidiary” shall be defined as provided in Section 424(f) of the Code.

Change in Control.  A “Change in Control” shall be deemed to have occurred if:

(a)           any “person” as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities.  For purposes of this clause (a), the term “beneficial owner” does not include any employee benefit plan maintained by the Company that invests in the Company’s voting securities; or

(b)           during any period of two (2) consecutive years (not including any period prior to the date on which the Program was approved by the Company’s Board of Directors) there shall cease to be a majority of the Board comprised as follows:  individuals who at the beginning of such period constitute the Board or new directors whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(c)           the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; provided, however, that no change in control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.

Notwithstanding the foregoing, the Committee may provide a different definition of Change in Control in the Award Agreement establishing the terms and conditions of any award, provided that any such definition is not more generous to the grantee under such Award Agreement than the foregoing definition.

Stock Options.  The term “Stock Options” shall mean Incentive Stock Options and Non-qualified Stock Options under the Program and, if the context includes the Prior Stock Option Programs, options granted under the Prior Stock Option Programs.

Disability.  The term “disability” for all purposes of this Program shall be determined by the Committee in such manner as the Committee deems equitable or required by the applicable laws or regulations.

Retirement.  The term “retirement” for all purposes of the Program shall be determined by the Committee in such manner as the Committee may deem equitable or required by law.

17.                                 Adjustment Provisions.

If the Company shall at any time after approval of this Program by the stockholders change the number of issued Common Shares without new consideration to the Company (such as by reason of any reorganization, recapitalization, stock split, combination or exchange of shares, merger, consolidation or any change in the corporate  structure of TCF Financial or in the Common Shares, or in the event of any issuance of preferred stock or other change in the capital structure of TCF Financial which is significant for purposes of this Agreement), the total number of shares reserved for issuance under this Program, the maximum limit on awards to any person in any year in paragraph 4 hereof, and the number of shares covered by each outstanding Benefit shall be automatically adjusted so that the limitations, the aggregate consideration payable to the Company, and the value of each such Benefit shall not be changed.

Notwithstanding any other provision of this Program, and without affecting the number of shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

Unless otherwise provided in the applicable Award Agreement, subject to the six month holding requirements of paragraphs 6, 7, 8(c) and 9 but notwithstanding any other provision of this Program or the Prior Stock Option Programs, upon the occurrence of a Change in Control:

(a)           All Stock Options then outstanding under this Program shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable;

(b)           All Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable;

(c)           All terms and conditions of all Restricted Stock Awards then outstanding shall be deemed satisfied and all such Awards shall vest as of the date of the Change in Control; and

(d)           All Performance Units then outstanding shall be deemed to have been fully earned as determined by the Committee and to be immediately payable, in cash, as of the date of the Change in Control and shall be paid within thirty (30) days thereafter and all shares of Performance Stock then outstanding shall be fully vested and immediately distributable in the form of shares of common stock.

18.                                 Amendment and Termination of Program.

The Committee may amend this Program from time to time or terminate this Program at any time, but no such action shall reduce the then existing amount of any participant’s Benefit or adversely change the terms and conditions thereof without the participant’s consent, increase the number of authorized shares under this Program or cause a performance-based award to fail to qualify under Code Section 162(m).  No amendment of this Program shall result in any Committee member losing his or her status as a “disinterested person” as defined in Rule 16b-3 of the Securities and Exchange Commission with respect to any employee benefit plan of the Company or result in the program losing its status as a protected plan under said Rule 16b-3.

19.                                 Stockholder Approval.

The Prior Program was adopted by the Board of Directors and approved by the stockholders in 1995.  This Program was adopted by the Board of Directors of the Company in January 2011, effective upon obtaining stockholder approval at the 2011 Annual Stockholders Meeting.  This Program and any Benefit granted thereunder shall be null and void if stockholder approval is not obtained within twelve (12) months of the adoption of the Program by the Board of Directors.